                          ARCHIBALD CANDY CORPORATION

                               OFFER TO EXCHANGE

                         $1,000 IN PRINCIPAL AMOUNT OF
                     10 1/4% SENIOR SECURED NOTES DUE 2004
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
                 EACH $1,000 IN PRINCIPAL AMOUNT OF OUTSTANDING
                     10 1/4% SENIOR SECURED NOTES DUE 2004
             THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT FROM

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

TO OUR CLIENTS:

    Enclosed for your consideration is a Prospectus, dated            , 1997
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Archibald Candy Corporation (the "Company") to exchange its 10 1/4% Senior Secured Notes due 2004, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 10 1/4% Senior Secured Notes due 2004 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated July 2, 1997, by and among the Company and the initial purchasers referred to therein.

    This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on          ,            , 1997, unless extended by the
Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    Your attention is directed to the following:

    1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the New Notes for each $1,000 principal amount at maturity of the Old Notes, of which $100,000,000 aggregate principal amount of the Old Notes was
outstanding as of            , 1997. The terms of the New Notes are
substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes, except that the New Notes
(i) are freely transferable by holders thereof (except as provided in the Prospectus) and (ii) are not entitled to certain registration rights and certain liquidated damage provisions which are applicable to the Old Notes under a registration rights agreement dated as of July 2, 1997 (the "Registration Rights Agreement") between the Company and Jefferies & Company, Inc. and First Chicago Capital Markets, Inc. as initial purchasers.

    2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE PROSPECTUS IN THE SECTION CAPTIONED "THE EXCHANGE OFFER -- CERTAIN CONDITIONS TO THE EXCHANGE OFFER."

    3. The Company has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

    4. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

    5.  The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New
York City time, on          ,            , 1997, unless extended by the Company.

    If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Archibald Candy Corporation with respect to its Old Notes.

    This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    Please tender the Old Notes held by you for my account as indicated below:

                                                                  AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES
                                                          --------------------------------------------------------
10 1/4% Senior Secured Notes                                    --------------------------------------------
 due 2004...............................................
/ / Please do not tender any Old Notes held by
   you for my account.

Date: ---------------------, 1997                               --------------------------------------------
                                                                --------------------------------------------
                                                                                Signature(s)

                                                                --------------------------------------------
                                                                --------------------------------------------
                                                                --------------------------------------------
                                                                         Please print name(s) here

                                                                --------------------------------------------
                                                                --------------------------------------------
                                                                                Address(es)

                                                                --------------------------------------------
                                                                       Area Code and Telephone Number

                                                                --------------------------------------------
                                                                Tax Identification or Social Security No(s).

    None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.